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                                                                    EXHIBIT 16.1


                          [GRANT THORNTON LETTERHEAD]

April 6, 2001

Securities and Exchange Commission
Washington, DC 20549

Re Noble International, Ltd.
   File No. 001-13581

Dear Sir or Madam:

We have read Item 4 of the Form 8-KA of Noble International, Ltd. dated February 23, 2001, and agree with the statements contained therein as they relate to our firm.


Very truly yours,


/s/ Grant Thornton LLP